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                                                                   EXHIBIT 10.16


                      NATIONWIDE MUTUAL INSURANCE COMPANY
                    DIRECTORS DEFERRED COMPENSATION PROGRAM
                              GENERAL DESCRIPTION*


INTRODUCTION
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Nationwide Mutual and certain of its subsidiaries, including Nationwide Life
Insurance Company, maintain the Directors Deferred Compensation Program (the "Directors Program"). The following is a general description of the Directors Program.

ELIGIBILITY
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Eligibility is limited to individuals who have served on the Board of Directors of a participating company for at least three years as a result of having been elected to such Board at least twice by the members or shareholders of the participating company or by the members of such Board, and who shall have for any reason retired from the Board of Directors.

GENERAL PROVISIONS
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 .  Each eligible former Director receives payments following his or her retirement for the number of months which he or she served on the Board of Directors (other than months during which he or she was also a salaried officer of the participating company).

 . The monthly payment amount is the monthly director's fee paid at the time of his or her retirement from the Board of Directors.

 . In the event the former Director dies prior to receiving all payments under the program, his or her surviving spouse generally is entitled to reduced payments until the earlier of the date payments to the former Director would have terminated or the death of the surviving spouse.

 . The former Director may elect to receive payments as a life annuity or a joint and survivor annuity, which are actuarially equivalent to the standard form of benefit.

PLAN ADMINISTRATION
-------------------

The Directors Program is administered by the Nationwide Mutual Insurance Company, through its Human Resources Department.

* There is no formal written plan document other than this general description. The information presented herein is general in nature, and is provided as an overview of the Directors Program. Neither the Directors Program nor this description constitute a service contract between the participating companies and any individual. The participating companies each reserve the right to modify, terminate, or make exceptions to its participation in the Directors Program without prior notice to the participants.